     As filed with the Securities and Exchange Commission on June 28, 2000
                                              Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                   GENUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

         CALIFORNIA                                             94-2790804
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94086
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE)

                                ---------------

                                 2000 STOCK PLAN
                        1989 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                                ---------------

                               WILLIAM W. R. ELDER
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER

                                   GENUS, INC.
                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94086
                                 (408) 747-7120
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                    COPY TO:

                              MARIO M. ROSATI, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300


                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                                       OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED    AMOUNT TO BE REGISTERED         PER SHARE                PRICE           REGISTRATION FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, no par value, to be                   800,000(1)           $ 8.28125             $6,625,000.00(2)        $1,749.00
issued under the 2000 Stock Plan.
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, no par value, to be                   300,000              $ 7.0390625           $2,111,718.75(3)        $  557.50
issued under the 1989 Employee Stock
Purchase Plan
========================================= ========================= ====================== ====================== ==================
                  TOTAL                           1,100,000                                    $8,736,718.75           $2,306.50
========================================= ========================= ====================== ====================== ==================

(1) The 2000 Stock Plan replaces the 1991 Stock Plan. The unissued shares under the 1991 Stock Plan are no longer issuable under the 1991 Stock Plan, and are now issuable under the 2000 Stock Plan; an increase of 800,000 shares is added to the 2000 Stock Plan for future grants, and such 800,000 additional shares are covered by this Registration Statement. The shares formerly available under the 1991 Stock Plan, and now available under the 2000 Stock Plan, have been previously registered.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 800,000 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 22, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 22, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

     Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 33-28394, 33-38657, 33-56192, 333-29999, 333-70815 and 333-84837, filed in connection with the 1991 Incentive Stock Option Plan and the 1989 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 2000 Stock Plan and the 1989 Employee Stock Purchase Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:


     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 30, 2000.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, as filed pursuant to Section 13 (a) of the Exchange Act on May 15, 2000.

     3. Proxy Statement filed as of April 20, 2000 in connection with the Annual Meeting of Shareholders held on May 31, 2000.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

 NUMBER                             DOCUMENT
 ------                             --------
   5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, with respect to the legality of the
             securities being registered.

  23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

  23.2       Consent of counsel (contained in Exhibit 5.1).

  24.1       Power of Attorney (see page 4).

            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 28th day of June, 2000.

                                       GENUS, INC.

                                       By: /s/ WILLIAM W. R. ELDER
                                           -------------------------------------
                                           WILLIAM W. R. ELDER
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Schwanda and William W. R. Elder, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                                       Title                                   Date
             ----------                                       -----                                   ----

/s/ WILLIAM W. R. ELDER                        President, Chief Executive Officer and             June 28, 2000
------------------------------------------     Chairman of the Board (Principal
 WILLIAM W. R. ELDER                           Executive Officer)

/s/ KENNETH SCHWANDA                           Chief Financial Officer and Vice                   June 28, 2000
------------------------------------------     President of Finance  (Principal
KENNETH SCHWANDA                               Financial and Accounting Officer)

                                               Director                                           June 28, 2000
------------------------------------------
G. FREDERICK FORSYTH

                                               Director                                           June 28, 2000
------------------------------------------
TODD S.  MYHRE

/s/ MARIO M.  ROSATI                           Director                                           June 28, 2000
------------------------------------------
MARIO M.  ROSATI


/s/ GEORGE D. WELLS                            Director                                           June 28, 2000
------------------------------------------
GEORGE D. WELLS

/s/ ROBERT J. RICHARDSON                       Director                                           June 28, 2000
------------------------------------------
ROBERT J. RICHARDSON

                                 EXHIBIT INDEX

 NUMBER                             DOCUMENT
 ------                             --------
   5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, with respect to the legality of the
             securities being registered.

  23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

  23.2       Consent of counsel (contained in Exhibit 5.1).

  24.1       Power of Attorney (see page 4).